UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Achieves Breakthrough in Silver Ion Stabilization, Unlocking a Multi-Billion-Dollar Medical Market

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO), or Telomir, a leader in age-reversal science, today announced a breakthrough achievement—Telomir-1 has successfully captured and stabilized both Silver(I) (Ag⁺) and the highly reactive Silver(II) (Ag²⁺) in a biologically compatible form. This milestone overcomes a major limitation in silver-based medical applications, opening the door for advanced antimicrobial treatments, wound care solutions, and infection-resistant medical coatings.

Significance of These Findings

Silver(II) has long been recognized for its superior antimicrobial properties, stronger oxidative activity, and potential role in accelerating tissue repair and reducing inflammation, but its instability has prevented its use in medicine. Silver(II) potently generates reactive oxygen species (ROS), making it very effective against resistant bacteria and biofilms. It also stimulates fibroblast activity, promotes collagen production, and enhances blood vessel formation, which are critical for faster scarring, wound healing and tissue regeneration. By stabilizing Silver(II) with Telomir-1, Telomir is positioned to pioneer next-generation topical wound care and infection control therapies, creating new commercial opportunities in the medical and biotech sectors. The company will continue advancing preclinical research and exploring regulatory pathways for Silver(II)-complexed Telomir-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACUTICALS, INC.

Dated: February 20, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer